Exhibit 99.1

Ondas Reports Preliminary Fourth Quarter and Full Year 2025 Financial Results and will Report Final
Results on March 25, 2026 at 8:30 a.m. ET

Fourth Quarter and full year 2025 preliminary revenue of between $29.1-$30.1 million and between $49.7-$50.7 million, respectively, both ahead of guidance provided in January 2026

Reiterates prior full year 2026 revenue outlook of $170-$180 million before the impact of any new acquisitions

WEST PALM BEACH, FL / March 9, 2026 / Ondas Inc. (Nasdaq: ONDS) (“Ondas” or the “Company”), a leading provider of autonomous aerial and ground robot intelligence through its Ondas Autonomous Systems (OAS) business unit and private wireless solutions through Ondas Networks, today announced its preliminary results for the fourth quarter and full year of 2025 and will announce its final results on March 25, 2026. The Company will hold a conference call on Wednesday, March 25, 2026, at 8:30 a.m. Eastern Time to discuss its financial results for the fourth quarter and full year ended December 31, 2025. The final results will be reported in a press release prior to the conference call.

Preliminary Financial Results

For the fourth quarter of 2025, we expect to report revenues between $29.1 and $30.1 million, which is above our prior guidance of $27 to $29 million. We expect net loss between $(20.9) and $(20.4) million, and adjusted EBITDA between $(11.4) and $(10.9) million.

For the full year 2025, we expect to report revenues between $49.7 and $50.7 million, which is above our prior guidance of $47.6 to $49.6 million. We expect net loss between $(53.3) and $(52.8) million and adjusted EBITDA between $(32.9) and $(32.4) million.

Adjusted EBITDA excludes depreciation, amortization of intangibles, acquisition-related expenses, stock-based compensation, interest income and expense, foreign exchange gains and losses, changes in fair value of investments and government grant liabilities, income taxes, and other non-operating income. A reconciliation between net loss and adjusted EBITDA is provided below.

Ondas also reiterates our full year 2026 revenue guidance of $170-$180 million. This guidance does not reflect any new acquisitions announced in 2026.

Our cash and cash equivalents as of December 31, 2025 on pro-forma basis, including approximately $1 billion raised on January 12, 2026, exceeds $1.5 billion.

The preliminary financial data included above has been prepared by, and is the responsibility of, the Company’s management. These preliminary operating results are not a comprehensive statement of the Company’s financial results as of and for the fourth quarter and year ended December 31, 2025 and should not be viewed as a substitute for full consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States.

Investor Conference Call Details

The Company will hold a conference call and simultaneous webcast on Wednesday, March 25, 2026, at 8:30 a.m. Eastern Time to discuss its financial results for the fourth quarter and full year ended December 31, 2025. The final results will be reported in a press release prior to the conference call.

Date: Wednesday, March 25, 2026

Time: 8:30 a.m. Eastern Time

Toll-free dial-in number: 844-883-3907

International dial-in number: 412-317-5798

Call participant pre-registration link: HERE

The Company encourages listeners to pre-register, which allows callers to gain immediate access and bypass the live operator. Please note that you can register at any time during the call. For those who choose not to pre-register, please call the conference telephone number 10-15 minutes prior to the start time, at which time an operator will register your name and organization.

The conference call will also be broadcast live and available for replay here and via the investor relations section of the Company’s website at ir.ondas.com. A replay will be accessible from the investor relations website after completion of the event.

About Ondas Inc.

Ondas Inc. (Nasdaq: ONDS) is a leading provider of autonomous systems and private wireless solutions through its business units Ondas Autonomous Systems (OAS), Ondas Capital and Ondas Networks. Ondas’ technologies offer a powerful combination of aerial intelligence and next-generation connectivity to enhance security, operational efficiency, and data-driven decision-making across essential industries.

Ondas Autonomous Systems (“OAS”) delivers a portfolio of AI-powered defense and security platforms deployed globally to protect sensitive sites, populations, and critical infrastructure. Through its operating companies—American Robotics, Airobotics, Apeiro Motion, Roboteam Ltd., and Sentrycs—OAS provides an integrated suite of autonomous aerial, ground, and counter-UAS solutions. These include the Optimus System, the first FAA-certified small UAS for fully automated aerial security and data capture; Iron Drone Raider, an autonomous counter-UAS interception platform; Roboteam’s combat-proven tactical ground robotic systems for military and special operations forces; Apeiro Motion’s advanced ground robotics and tethered UAV systems with proprietary navigation and communications technologies; and Sentrycs’ Cyber-over-RF (CoRF) and protocol-manipulation counter-UAS solutions.

Ondas Capital plans to combine advisory services and strategic investment management services to accelerate the rapid scaling and global deployment of unmanned and autonomous systems to Allied defense and security markets.

Ondas Networks provides software-defined wireless broadband technology through its FullMAX platform, based on the IEEE 802.16t standard. This standards-based system delivers high-performance connectivity for mission-critical IoT applications in markets such as rail, utilities, oil and gas, transportation, and government.

For additional information on Ondas Inc.: www.ondas.com, X and LinkedIn

For Ondas Autonomous Systems: LinkedIn

For Airobotics: www.airoboticsdrones.com, X and LinkedIn

For American Robotics: www.american-robotics.com, X and LinkedIn

For Sentrycs: www.sentrycs.com, X and LinkedIn

For Roboteam: www.robo-team.com, X and LinkedIn

For Apeiro Motion: www.apeiro-motion.com, LinkedIn

For Ondas Networks: www.ondasnetworks.com, X and LinkedIn

Non-GAAP Financial Measure

As required by the rules of the Securities and Exchange Commission (“SEC”), we provide a reconciliation of Adjusted EBITDA, the non-GAAP financial measures, contained in this press release to the most directly comparable measures under GAAP, which reconciliations are set forth in the tables below.

We believe that Adjusted EBITDA facilitates analysis of our ongoing business operations because such measures exclude items that may not be reflective of, or are unrelated to, the Company’s core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. Other companies may calculate Adjusted EBITDA and cash operating expenses differently, and therefore our measures may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA and cash operating expenses should only be used as supplemental measures of our operating performance.

We believe that Adjusted EBITDA improves comparability from period to period by removing the impact of our capital structure (interest and financing expenses), asset base (depreciation and amortization), tax impacts and other adjustments as set out in the table below, which management has determined are not reflective of core operating activities and thereby assist investors with assessing trends in our underlying businesses.

Management uses Adjusted EBITDA in making financial, operating, and planning decisions and evaluating the Company’s ongoing performance.

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

Contacts

IR Contact for Ondas Inc.

888-657-2377

ir@ondas.com

Media Contact for Ondas Inc.

Escalate PR

ondas@escalatepr.com

Preston Grimes

Marketing Manager, Ondas Inc.

preston.grimes@ondas.com

ONDAS INC.

PRELIMINARY FINANCIAL RESULTS AND RECONCILIATION OF ADJUSTED EBITDA

(Unaudited, dollars in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Select Financial Data
Revenues, net	$29.1 – 30.1	$4.1	$49.7-50.7	$7.2
Net Loss	$(20.9 – 20.4)	$(10.3)	$(53.3 – 52.8)	$(38.0)

Reconciliation of Adjusted EBITDA
Net Loss	$(20.9 – 20.4)	$(10.3)	$(53.3 – 52.8)	$(38.0)
Depreciation	0.4	0.2	0.9	0.6
Amortization of acquisition related intangible assets	2.6	1.0	5.8	4.2
Acquisition related expenses(1)	3.6	-	4.3	-
Stock-based compensation	6.8	0.3	16.0	1.3
Provision for income taxes	0.7	-	1.0	-
Other (income) expense, net(2)	(4.6)	1.8	(7.6)	3.4
Adjusted EBITDA	$(11.4 – 10.9)	$(7.0)	$(32.9 – 32.4)	$(28.5)

(1)	Acquisition related expenses include legal, accounting, and other due diligence expenses related to acquisitions.

(2)	Other (income) expense, net includes (i) interest and dividend income, (ii) unrealized gain on investments, (iii) interest expense, (iv) foreign exchange gain (loss), net, (v) change in fair value of government grant liability, and (vi) other non-operating income (expense), net.

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